UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):     February 27, 2005
BENJAMIN FRANKLIN BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-51194	04-3336598

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Main Street, Franklin, Massachusetts	02038

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code     (508) 528-7000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 27, 2005, the Board of Directors of Benjamin Franklin Bancorp voted to amend the Company’s By-Laws to increase the age after which persons are no longer qualified to be elected to serve as a director of Benjamin Franklin Bancorp from 75 years to 78 years. The By-Laws of Benjamin Franklin Bank were similarly amended.
Item 8.01.   Other Events
          On February 27, 2005, the Board of Directors of Benjamin Franklin Bancorp voted to set May 11, 2006 at 10:00 am as the date of the 2006 Annual Meeting of Stockholders. The Board of Directors also fixed the close of business on March 20, 2006 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.
Item 9.01.   Financial Statements and Exhibits
          (c)   Exhibits.
                    3.2     Amended By-Laws of Benjamin Franklin Bancorp, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENJAMIN FRANKLIN BANCORP, INC.
Date: March 3, 2006	By:	/s/ Claire S. Bean
Claire S. Bean
Chief Financial Officer and Treasurer (Principal Financial Officer)